SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 1, 2004

NRG Energy, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

901 Marquette Avenue, Suite 2300 Minneapolis, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant’s telephone number, including area code	612-373-5300

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events and Regulation FD Disclosure.

     On March 1, 2004, NRG Energy, Inc. announced that it’s 2003 earnings conference call, originally scheduled for March 4, has been rescheduled for Thursday, March 11, beginning at 8:00 a.m. Central Time. The numbers to access the call remain the same.

     The reason for the one-week postponement is to allow additional time for the Company’s independent auditors to provide input on whether NRG’s McClain and Hsin Yu facilities should be presented in the financial statements as discontinued operations.

     This delay should not affect NRG’s timely filing of its 10-K with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits.

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated March 1, 2004.

     Certain statements included in this Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions, and include, but are not limited to, expected earnings, future growth and financial performance and typically can be identified by words such as “should”, “expect”, “estimate”, “anticipate”, “forecast”, “plan”, “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause the results to differ materially from those contemplated in the forward-looking statements include, among others, the timing of our independent auditors’ input regarding classification of assets and timing of the filing of our annual report on Form 10-K.

     The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Form 8-K should not be construed as exhaustive. For more information regarding risks and uncertainties that may affect NRG’s future results, review NRG’s filings with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc. (Registrant)

By	/s/ Scott J. Davido Scott J. Davido Senior Vice President and General Counsel

Dated: March 2, 2004